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                                                                     Exhibit 3.3

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           GOLD BANC CORPORATION, INC.
                                 ADOPTED BY THE
                               BOARD OF DIRECTORS
                              ON SEPTEMBER 26, 2002

                                   ARTICLE I

                                     OFFICES

       Section 1. Registered Office. The registered office of the corporation in the State of Kansas shall be located at 11301 Nall Avenue, Leawood, Johnson County, Kansas 66211. The name of the corporation's registered agent at such address shall be Michael W. Gullion. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

       Section 2. Other Offices. The corporation may have additional offices at such other places, both within and without the State of Kansas, as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

       Section 1. Annual Meetings. The annual meeting of the stockholders of the corporation shall be held each year within one hundred and twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the board of directors of the corporation.

       Section 2. Special Meetings. Except as otherwise required by law and subject to the right of holders of any preferred stock then outstanding, special meetings of stockholders may be called at any time by the chief executive officer of the corporation or by or at the direction of a majority of the board of directors, and shall be called by the chairman of the board, the chief executive officer or the secretary upon the written request of the holders of not less than fifty-five percent (55%) of all of the outstanding shares of the corporation entitled to vote at the meeting. Such meetings may be called for any proper purpose and may be held at such time and place as shall be stated in a notice of the meeting or in a duly executed waiver thereof. The business transacted at a special meeting of stockholders shall be limited to that stated in the notice of such meeting or in a duly executed waiver thereof.

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       Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Kansas, as the place of meeting for any annual meeting. The person or persons calling a special meeting may designate any place, either within or without the State of Kansas, as the place of meeting for such special meeting. If no designation is made, the place of the annual or special meeting shall be the registered office of the corporation in the State of Kansas.

       Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date and time of such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chief executive officer or the secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

       Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

       Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock of the corporation, present in person or represented by proxy at a meeting of the stockholders and entitled to vote thereat, shall constitute a quorum at such meeting, except as otherwise provided by statute or by the articles of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereat may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

       Section 7. Adjourned Meetings. When a meeting is adjourned to another time and/or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The corporation may transact any business at the adjourned meeting which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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       Section 8.  Vote Required. When a quorum is present, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provisions of an applicable law, the articles of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

       Section 9. Voting Rights. Except as otherwise provided by the Kansas General Corporation Code or by the articles of incorporation, and subject to
Section 3 of Article VII hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder.

       Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary of the corporation or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

       Section 11. Proposed Business for Annual Meetings. Except as may otherwise be required by applicable law or regulation or be expressly authorized by the entire board of directors, a stockholder may make a nomination or nominations for director of the corporation at an annual meeting of stockholders or may bring up any other matter for consideration and action by the stockholders at an annual meeting of stockholders, only if the provisions of subsections A, B, C and D hereto shall have been satisfied. If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at such a meeting shall be deemed not properly brought before the meeting, shall be ruled by the chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

              (a) The stockholder must be a stockholder of record on the record date for such annual meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote thereat.

              (b) The stockholder must deliver or cause to be delivered a written notice was sent to the secretary of the corporation. Such notice must be received by the secretary no less than one hundred twenty (120) days prior to the day corresponding to the date on

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       which the corporation released its proxy statement in connection with the previous year's annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year's annual meeting, such notice must be received by the secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. The notice shall specify (a) the name and address of the stockholder as they appear on the books of the corporation, (b) the class and number of shares of the corporation which are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the corporation for election as one of its directors; (e) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the corporation, and (f) if so requested by the corporation, all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the 1934 Act.

              (c) Notwithstanding satisfaction of the provisions of subsection A and subsection B, the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the board of directors.

              (d) In the event such notice is timely given pursuant to subsection B and the business described therein is not disqualified pursuant to subsection C, such business may be presented by, and only by, the stockholder who shall have given the notice required by subsection A or a representative of such stockholder who is qualified under the law of the State of Kansas to present the proposal on the stockholder's behalf at the meeting.

       Section 12. Conduct of Meetings. The chairman of the board of directors shall preside at each meeting of stockholders. In the absence of the chairman, the meeting shall be chaired by an officer of the corporation in accordance with the following order: president, executive vice president, senior vice president and vice president. In the absence of all such officers, the meeting shall be chaired by a person chosen by the vote of the holders of a majority outstanding shares of common stock, of the stockholders present in person or represented by proxy and entitled to vote thereat, who shall act as chairman of the meeting. The chairman of the meeting shall have authority on his own motion to adjourn the meeting from time to time without the

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approval of the stockholders who are present in person or represented by proxy and entitled to vote thereat.

       The secretary or in his or her absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

       The board of directors of the corporation may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other person as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) regulation of the opening and closing of the polls for balloting on matters which are to be voted upon by ballot. Unless, and to the extent, determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE III

                                    DIRECTORS

       Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

       Section 2. Number, Election and Term of Office. Upon the effective date of these bylaws, the number of directors which shall constitute the board of directors shall be five (5). Thereafter, the number of directors which shall constitute the board of directors shall be established from time to time by, and only by, resolution duly adopted by a majority of the directors then constituting the entire board of directors. Any change in the number of directors shall be reported to the Secretary of State of the State of Kansas within thirty (30) calendar days after the adoption thereof. Except as otherwise provided in the articles of incorporation or in of this Article III, a director shall be elected at an annual meeting of the stockholders by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. A director's term of office shall be as provided in the articles of incorporation. A director shall hold office until the annual meeting for the year in which such director's term expires and until a successor shall be duly elected and qualified, or until such director's earlier death, resignation or removal as hereinafter provided.

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       Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the board of directors and in the manner provided in the articles of incorporation. The term of office of a director so chosen shall be as provided in the articles of incorporation. Each director so chosen shall hold office until the annual meeting for the year in which such director's term expires and until a successor shall be duly elected and qualified, or until such director's earlier death, resignation or removal as hereinafter provided.

       Section 4. Removal and Resignation. Any director or the entire board of directors may be removed at such time and in such manner as provided in the articles of incorporation. Any director may resign at any time upon written notice to the corporation.

       Section 5. Regular Meetings. The annual meeting of each newly elected board of directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. Other regular meetings of the board of directors may be held without notice at such time and at such place, either within or without the State of Kansas, as shall from time to time be determined by resolution of the board of directors.

       Section 6. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chief executive officer or a majority of the board of directors. The person or persons so calling such special meeting shall designate the time and place for the holding of such meeting. The place so designated may be any place in the United States, either within or without the State of Kansas. Notice of any special meeting shall be given at least three (3) days prior to the date fixed for such meeting by written notice delivered personally, by mail, or by a nationally recognized overnight delivery service to each director at his business address, or by telex or telecopy; provided, however, that if the designated meeting place is without the State of Kansas, an additional five (5) days' notice shall be given. If notice is given by mail, such notice shall be deemed to be delivered three (3) days after such notice is deposited with the United States mail properly addressed, postage prepaid. If notice is given by overnight delivery service, such notice shall be deemed delivered one (1) day after such notice is delivered during business hours to such overnight delivery service properly addressed, postage prepaid. If notice is given personally or by telex or telecopy, such notice shall be deemed to be delivered when received. Neither the business to be transacted at nor the purpose of any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

       Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors. Except as otherwise provided by the articles of incorporation, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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       Section 8. Committees. The board of directors may, by resolution or resolutions adopted by a majority of the whole board, designate an executive committee, such committee to consist of three (3) or more directors of the corporation. To the extent provided in said resolution or resolutions, such executive committee shall have and may exercise all of the authority of the board of directors in the management of the corporation. The board of directors may, by resolution or resolutions adopted by a majority of the whole board, designate an audit committee, a compensation committee, and a nominating committee, each such committee to consist of one (1) or more directors of the corporation. The audit committee shall have responsibility for working with the accounting firm retained by the corporation to review the annual financial statements of the corporation and related management letters and for periodic review with the chief financial officer of the corporation of the financial performance of the corporation. The compensation committee shall be responsible for at least annual review of the compensation for the senior executive officers of the corporation. The nominating committee shall annually nominate persons as candidates to fill vacancies on the board of directors.

       In addition to the committees specifically provided for in these bylaws, the board of directors of the corporation, by resolution or resolutions adopted by a majority of the whole board of directors, may designate any other committees, each such committee to consist of one (1) or more of the directors of the corporation. To the extent provided in such resolution or resolutions, each such committee shall have and may exercise all of the authority of the board of directors in the management of the corporation.

       The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon the board or any director by law.

       The board of directors shall elect the members of any such committee, which members shall serve at the pleasure of the board. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

       Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, a majority of the members of the committee shall constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this
Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

       Each committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the corporation. The secretary or an assistant secretary of the corporation may act as secretary for any committee if the committee so requests.

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       Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

       Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting or unless such director shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

       Section 12. Action by Written Consent. Unless otherwise restricted by the articles of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing. Such written consents shall be filed with the minutes of proceedings of the board or committee.

       Section 13. Compensation. Directors as such shall not receive any stated salaries for their services, but a fixed sum may be allowed for attendance at each regular or special meeting of the board of directors; provided, however, that such fixed sum shall not be paid to directors who are also employees of the corporation. The amount of such fixed sum shall be seven hundred and fifty dollars ($750.00), which amount may be increased or decreased from time to time by resolution adopted by a majority of the board of directors. The corporation shall reimburse to all directors and advisory directors the expenses of attendance at each regular or special meeting of the board of directors or of any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                 ADVISORY BOARD

       The board of directors of the corporation may appoint individuals to serve as members of an advisory board of directors. Such advisory directors shall attend all meetings of the board of directors and shall serve in the same capacity as the board of directors, except that such members shall be without the power to vote.

                                   ARTICLE V

                                    OFFICERS

       Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board, a chief executive officer, one or more vice-

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presidents (the number thereof to be determined by the board), a secretary, a chief financial officer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person except that neither the chairman of the board nor the chief executive officer shall also hold the office of secretary. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer and secretary shall be filled as expeditiously as possible.

       Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until such officer's earlier death, resignation or removal as hereinafter provided.

       Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

       Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

       Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his her or her also being a director of the corporation.

       Section 6. The Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he or she is present. The chairman of the board may execute any deeds, mortgages, bonds, contracts and other instruments that the board of directors have authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly reserved by the board of directors or by these bylaws to some other officer or agent of the corporation. The chairman of the board shall have such other powers and perform such other duties as the board of directors or these bylaws may from time to time prescribe.

       Section 7. The Chief Executive Officer. The chief executive officer shall, subject to the powers of the board of directors, supervise and control the business, affairs and property of the corporation and have general charge over its officers, agents and employees. The chief executive officer shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the board of directors at which he or she is present and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer may sign, with the secretary or an assistant secretary, certificates for shares of the corporation. The chief executive officer may execute any deeds, mortgages, bonds, contracts and other instruments that the board of directors have authorized to be executed, except where required or permitted by law to be otherwise signed and executed and except where the signing

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and execution thereof shall be expressly reserved by the board of directors or by these bylaws to some other officer or agent of the corporation. The chief executive officer shall have such other powers and perform such other duties as the board of directors or these bylaws may from time to time prescribe.

       Section 8. Vice-Presidents. In the absence or disability of the chief executive officer, the vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall perform the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation. The vice-presidents shall perform such other duties and have such other powers as the board of directors, the chief executive officer or these bylaws may from time to time prescribe.

       Section 9. The Secretary and Assistant Secretaries. The secretary shall keep the minutes of the meetings of the stockholders and of the meetings of the board of directors in one or more books provided for that purpose; shall give, or cause to be given, all notices required to be given by these bylaws or by law; shall have custody of the corporate seal of the corporation; shall keep a register of the addresses of the stockholders furnished to the secretary by such stockholders; shall have general charge of the stock transfer books of the corporation; and shall have such other powers and perform such other duties as the board of directors, the chief executive officer or these bylaws may from time to time prescribe. The secretary or any assistant secretary shall sign, with the chief executive officer or any vice-president, certificates for shares of the corporation. The secretary, or any assistant secretary, may affix the corporate seal to any instrument requiring it, and when so affixed, it may be attested by his or her signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall have such other powers and perform such other duties as the board of directors, the chief executive officer, the secretary or these bylaws may from time to time prescribe.

       Section 10. The Chief Financial Officer and Assistant Financial Officers. The chief financial officer shall have charge and custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation; and shall have such other powers and perform such other duties as the board of directors, the chief executive officer or these bylaws may from time to time prescribe. If required by the board of directors, the chief financial officer and any assistant financial officer shall give the corporation a bond in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of chief financial officer or assistant financial officer, as the case may be, and for the restoration to the corporation, in case

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of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer or assistant financial officer, as the case may be, belonging to the corporation. The assistant financial officer, or if there shall be more than one, the assistant financial officers in the order determined by the board of directors, shall, in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer, and shall perform such other duties and have such other powers as the board of directors, the chief executive officer, the chief financial officer or these bylaws may from time to time prescribe.

       Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

       Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer, to any director, or to any other person whom it may select.

                                   ARTICLE VI

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

       Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, advisory director or officer of the corporation, or is or was serving at the request of the corporation as a director, advisory director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so by the Kansas General Corporation Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, including attorneys' fees, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VI shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

       Section 2. Procedure for Indemnification of Directors, Advisory Directors and Officers. Any indemnification of a director, advisory director or officer of the corporation under

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Section 1 of this Article VI or advance of expenses under Section 5 of this
Article VI shall be made promptly, and in any event within thirty (30) days, upon the written request of the director, advisory director or officer. If a determination by the corporation that the director, advisory director or officer is entitled to indemnification pursuant to this Article VI is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director, advisory director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Kansas General Corporation Code for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Kansas General Corporation Code, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       Section 3. Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision or the articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

       Section 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, advisory director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this
Article VI.

       Section 5. Expenses. Unless otherwise determined by the board of directors in the specific case, expenses (including attorneys' fees) incurred by any person described in Section 1 of this Article VI in defending a proceeding shall be paid by the corporation in advance of such proceeding's final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

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       Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

       Section 7. Contract Rights. The provisions of this Article VI shall be deemed to be a contract right between the corporation and each director, advisory director or officer who serves in any such capacity at any time while this Article VI and the relevant provisions of the Kansas General Corporation Code or other applicable law are in effect, and any repeal or modification of this Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

       Section 8. Merger or Consolidation. For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, advisory directors, officers, and employees or agents, so that any person who is a director, advisory director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, advisory director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE VII

                              CERTIFICATES OF STOCK

       Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the chief executive officer or a vice-president of the corporation and by the secretary or an assistant secretary of the corporation, certifying the number of shares of the corporation owned by such holder. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar other than the corporation or its employee, the signature of any such chief executive officer, vice-president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall be transferred on the books of the corporation only by the holder of record thereof or by such holder's attorney duly authorized in

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

writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate or certificates and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the corporation.

       Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

       Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

       Section 4. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

       Section 5. Registered Stockholders. Prior to the surrender to the corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and

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powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

       Section 1. Dividends. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting, subject to and in the manner provided by law, applicable provisions of the articles of incorporation, if any, and the terms of the preferred stock then outstanding, if any. Dividends may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain any property of the corporation, or to accomplish any other purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.

       Section 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be determined by resolution of the board of directors or a duly authorized committee thereof.

       Section 3. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

       Section 4. Fiscal Year. The fiscal year of the corporation shall begin on January 1 of each year and end on December 31 of each year unless otherwise fixed by resolution of the board of directors.

       Section 5. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Kansas". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

       Section 6. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the corporation shall be voted by the chief executive officer, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

       Section 7. Inspection of Books and Records. Subject to reasonable restrictions and conditions as may be determined from time to time by the board of directors or the officers of the

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

corporation, any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Kansas or at its principal place of business.

       Section 8. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

       Section 9. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the articles of incorporation, the Kansas General Corporation Code or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

       Section 10. Electronic Delivery. Any notice required to be given under these bylaws, and any proxies, annual reports or other materials that are required to be delivered by the corporation, may be given or delivered by any means allowed under Kansas law and, to the extent applicable, federal and state securities laws, including, without limitation, by electronic transmission. The date of delivery of any such notice or materials shall be deemed to be the date such electronic transmission was sent. To the extent known by the corporation, the electronic mailing address shall be included in the list of stockholders entitled to vote at a meeting of the stockholders.

                                   ARTICLE IX

                                   AMENDMENTS

       These bylaws may be amended, altered, or repealed the manner provided in the articles of incorporation and new bylaws adopted in the manner provided in the articles of incorporation.

                                    #   #   #

                                   CERTIFICATE

       The undersigned Secretary of Gold Banc Corporation, Inc., a Kansas corporation, hereby certifies that the foregoing Bylaws are the Amended and Restated Bylaws of the Corporation adopted by the duly elected directors of the Corporation on September 26, 2002.

Dated: September 26, 2002

                                              /s/ Rick J. Tremblay
                                              ---------------------------


                                              Rick J. Tremblay
                                              Executive Vice President,
                                              Chief Financial Officer and
                                              Secretary

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